H A R T F O R D   F I R E   I N S U R A N C E   C O M P A N Y

                              HARTFORD, CONNECTICUT
                       FINANCIAL STATEMENT, JUNE 30, 2003
                                (Statutory Basis)


                 ASSETS                                                         LIABILITIES
U.S. Government Bonds.....................$          44,311,096  Reserve for Claims                         $
Bonds of other Governments.................         625,486,839            and Claim Expense..........              5,880,038,212
State, County, Municipal and                                     Reserve for Unearned Premiums........              1,599,860,487
          Miscellaneous Bonds..............       4,127,487,540  Reserve for Taxes, License
          Stocks...........................       6,026,657,638            and Fees...................                 83,257,374
Short Term Investments.....................           7,151,582  Miscellaneous Liabilities............              2,065,657,428
                                                                                                                ------------------
                                               -----------------
                                          $      10,831,094,695  TOTAL LIABILITIES....................      $       9,628,813,501
                                               -----------------                                                ------------------

Real Estate...............................$         122,835,286  Capital Paid In......$.........55,000,000
Cash.......................................         397,551,119  Surplus.....................6,173,922,744
                                                                                          ----------------
Agents' Balances (Under 90 Day[)]..........       2,574,924,624
Other Invested Assets......................         136,033,699  SURPLUS AS REGARDS POLICYHOLDERS.....      $       6,228,922,744
Miscellaneous..............................       1,795,296,822  TOTAL LIABILITIES, CAPITAL
                                               -----------------                                                ------------------
TOTAL ADMITTED ASSETS.....................$      15,857,736,245            AND SURPLUS................      $      15,857,736,245
                                               -----------------                                                ------------------


STATE OF CONNECTICUT       )
                           )
COUNTY OF HARTFORD         ) ss.
                           )
CITY OF HARTFORD           )

Donald J. LaValley, Assistant Vice-President, and Patricia A. Murrone, Assistant Secretary of the Hartford Fire Insurance Company, being duly sworn, each deposes and says that the foregoing is a true and correct statement of the said company's financial condition as of June 30, 2003.

Sworn to before me September 8, 2003


                                 [Hartford seal]
                                /s/ Donald J. LaValley, Assistant Vice-President
                                    Donald J. LaValley, Assistant Vice-President
/s/ Patricia E. Davis
Notary Public                           /s/ Patricia A. Murrone
My Commission Expire September 30, 2007 Patricia A. Murrone, Assistant Secretary

FORM FS-HF-6/02 Printed in U.S.A.